Exhibit 99.1
For Immediate Release
For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2265
Rex_Schuette@ucbi.com
UNITED COMMUNITY BANKS, INC. REPORTS
17 PERCENT GAIN IN DILUTED EARNINGS PER SHARE
FOR THIRD QUARTER 2006
HIGHLIGHTS:
•	Record Third Quarter Earnings
      Diluted Earnings per Share of 42 cents – Up 17 Percent
      Net Income of $17.4 Million – Up 22 Percent
      Return on Tangible Equity of 17.29 Percent
Total Assets Rise to $6.5 Billion

•	Strong Loan and Deposit Growth and Rise in Net Interest Margin Drive Performance

•	25th Community Bank now open in Cleveland, Tennessee
BLAIRSVILLE, GA, October 24, 2006 – United Community Banks, Inc. (Nasdaq: UCBI), Georgia’s third-largest bank holding company, today announced record financial results for the third quarter of 2006. Compared with the third quarter of 2005, the company achieved a 14 percent increase in total revenue, a 22 percent rise in net income and a 17 percent gain in diluted earnings per share.
For the third quarter of 2006, net income was $17.4 million compared with $14.3 million a year earlier. Diluted earnings per share increased to 42 cents from 36 cents a year ago. Total revenue, on a taxable equivalent basis, was $72.8 million compared with $64.0 million for the third quarter of 2005. Return on tangible equity was 17.29 percent and return on assets was 1.09 percent, compared with 18.90 percent and 1.01 percent, respectively, a year ago.

“Our winning combination of seasoned bankers and attractive markets continues to produce strong business growth,” said Jimmy Tallent, president and chief executive officer of United Community Banks. “Loans increased $155 million during the third quarter, up 17 percent from a year ago, and helped drive the increase in net interest revenue. We funded our loan growth with customer deposits by more than two to one, adding $312 million this quarter. The strong growth pushed total assets to $6.5 billion, a 13 percent increase from a year ago while substantially lessening our use of wholesale borrowings. Our net interest margin was 4.30 percent, up 13 basis points from a year ago as rising short-term interest rates positively affected our slightly asset-sensitive balance sheet.”
For the first nine months of 2006, net income increased $8.9 million to $50.4 million, up 21 percent from $41.5 million for the first nine months of 2005. Diluted earnings per share of $1.22 increased 17 cents, or 16 percent, from $1.05 for the first nine months of 2005. Total revenue, on a taxable equivalent basis, was $211.4 million, up 17 percent from $180.7 million a year ago. Return on tangible equity was 17.54 percent and return on assets was 1.09 percent, compared with 19.30 percent and 1.03 percent, respectively, a year ago.
At September 30, 2006, total loans were $5.0 billion, up $711 million, or 17 percent, from a year ago. With the exception of $8 million in loans received through branch acquisitions during the quarter, all of the loan growth was organic. “Organic growth, with an uncompromising focus on sound credit quality, is at the core of our balanced growth strategy and is further supported by our focused de novo expansion,” Tallent said. “We find the right people and build around them. In the third quarter, we opened our 25th community bank, United Community Bank – Cleveland, which complements our existing franchise along the high-growth I-75 industrial corridor in east Tennessee. This new bank is led by President Mickey Torbett who is joined by nine other local veteran bankers. United now has a stronger foothold in this attractive market that is among Tennessee’s is leaders in number of manufacturing companies.”

“Also during the quarter, we opened a new banking office in Cumming, which is located in Forsyth County on the north side of metro Atlanta,” added Tallent. “We expanded our commercial loan office in Jasper, in Pickens County, to a full-service banking office. This commercial loan office was opened in the first quarter of 2006, along with a banking office in Savannah and Hall County, Georgia. We continue to look for opportunities to expand our franchise through de novo locations in both new and existing markets.”
Tallent continued, “Our balanced growth strategy also includes selective acquisitions. During the third quarter, we completed the acquisition of two banking offices in Sylva and Bryson City, North Carolina, expanding the customer base in those markets. Also, we announced an agreement to acquire Southern Bancorp, Inc., and its wholly owned subsidiary, Southern National Bank. Southern National Bank has two offices in Marietta and Canton, located in fast-growing Cobb and Cherokee counties on the northwest side of metro Atlanta.”
“With a strong management team and assets of $346 million, Southern National Bank significantly leverages our presence in these northwest metro Atlanta markets, especially Cherokee County,” Tallent said. “First, when the transaction is completed in the fourth quarter, it will provide us with the opportunity to form a new community bank in Cherokee County by adding their Canton office to our existing office in that county. Steve Holcomb, the current president of Southern National, will become the president of our 26th community bank, United Community Bank – Cherokee. Holcomb and his team of 13 Cherokee County bankers’ have over 300 years of experience in that local community, where United’s deposit market share will improve from fifteenth to ninth. We have a great opportunity to significantly expand our franchise in Cherokee County over the next year and beyond. Second, it will allow us to add their downtown Marietta office to our four banking offices in Cobb County. This will strengthen our presence in Marietta and Cobb County, and increase our deposit market share from fourteenth to seventh,” added Tallent.
“In every one of our communities, the highest level of customer service continues to be our distinguishing characteristic,” Tallent said. “Our relentless focus on service has generated customer satisfaction scores that continue to exceed 90 percent, well above the comparable industry average of 75 percent. This personal, caring brand of service is invaluable in building deposits through customer referrals while also maintaining and growing our long-term relationships with existing customers.”
For the third quarter, taxable equivalent net interest revenue of $64.4 million was up $9.4 million, or 17 percent, from the third quarter of 2005. Taxable equivalent net interest margin for the third quarter was 4.30 percent, compared with 4.17 percent a year ago. “Our balance sheet has remained slightly asset sensitive, which allowed us to benefit from the rise in interest rates as reflected in the expansion of our margin from a year ago,” Tallent said.
The third quarter provision for loan losses was $3.7 million, an increase of $300,000 from a year earlier, and equal to the second quarter of 2006. Annualized net charge-offs to average loans was 11 basis points for the third quarter, compared with nine basis points for the second quarter of 2006 and 13 basis points for the third quarter of 2005. At quarter-end, non-performing assets totaled $9.3 million compared with $8.8 million at the end of the second quarter of 2006 and $13.6 million a year ago. Non-performing assets as a percentage of total assets were 14 basis points at quarter-end, unchanged from the second quarter of 2006 and down from 24 basis points at September 30, 2005. “Strong credit quality, rooted with our guiding principle of securing loans with hard assets, is essential to our balanced growth strategy and overall success,” Tallent said.
Fee revenue of $12.1 million was down slightly from $12.4 million for the third quarter of 2005, primarily due to lower mortgage fees and losses from the sale of securities. Mortgage fees were down from a year ago due to a less favorable interest rate environment leading to lower refinancing activity. Also impacting fee revenue this quarter was a $290,000 charge for the prepayment of Federal Home Loan Bank advances that was part of our balance sheet management activities. Service charges and fees on deposit accounts increased $287,000 to $6.9 million, primarily due to growth in transactions and new accounts resulting from core deposit programs and higher ATM and debit card usage fees. Consulting fees and brokerage fees were each up more than $200,000 from a year ago reflecting growth in both businesses.

Operating expenses of $44.9 million increased $3.6 million, or 9 percent, from the third quarter of 2005. Salaries and employee benefit costs of $29.6 million increased $3.3 million, or 12 percent, from the third quarter of 2005 due to the increase in staff to support our expansion efforts and business growth. Communications and equipment expenses increased $379,000 to $3.9 million due to further investments and upgrades in technology equipment to support business growth and additional banking offices. Occupancy expense increased $202,000 to $2.9 million reflecting the increase in cost to operate additional banking offices added through de novo expansion. Advertising and public relations expense rose $199,000 to $1.9 million reflecting the costs of initiatives to raise core deposits and efforts to generate brand awareness in selected markets.
“We had a positive operating leverage of 5 percent this quarter,” Tallent said. “Also, our operating efficiency ratio of 58.4 percent was within our long-term efficiency goal of 58 to 60 percent. This reflects the continued strength of our existing franchise, strong revenue growth and disciplined expense controls, which more than offset the cost of reinvesting for the future through our de novo expansion efforts.”
“Our outlook for the fourth quarter of 2006 is for earnings per share growth slightly above our long-term goal of 12 to 15 percent. For 2007, our outlook for growth is within this range of 12 to 15 percent,” Tallent said. “We anticipate core loan growth for the fourth quarter and next year to be within a range of 10 to 12 percent. Our net interest margin has benefited from rising short-term interest rates; however, we expect that the margin through next year will continue to stabilize and possibly compress slightly from the third quarter level due to further price competition for deposits. This outlook assumes a stable economic environment and continued strong credit quality.”
“Our results for the first nine months of 2006 are leading toward another year of strong growth and superior operating performance,” Tallent concluded. “We are committed to excellent customer service while maintaining solid credit quality as we continue our efforts to build shareholder value through strong internal growth complemented by selective de novo and merger expansion.”

Conference Call
United Community Banks will hold a conference call on Tuesday, October 24, 2006, at 11 a.m. ET to discuss the contents of this news release, as well as business highlights for the quarter and the financial outlook for the remainder of 2006 and next year. The telephone number for the conference call is (800) 299-6183 and the pass code is “UCBI.” The conference call will also be available by web cast within the Investor Relations section of the company’s web site at www.ucbi.com.
About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $6.5 billion and operates 25 community banks with 96 banking offices located throughout north Georgia, metro Atlanta, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at the company’s web site at www.ucbi.com.
Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 4 of United Community Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.
(Tables Follow)

UNITED COMMUNITY BANKS, INC.
Selected Financial Information

						Third
	2006			2005		Quarter	For the Nine		YTD
(in thousands, except per share	Third	Second	First	Fourth	Third	2006-2005	Months Ended		2006-2005
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2006	2005	Change

INCOME SUMMARY
Interest revenue	$119,802	$111,728	$102,797	$95,465	$89,003		$334,327	$243,353
Interest expense	55,431	49,407	43,065	38,576	34,033		147,903	88,850

Net interest revenue	64,371	62,321	59,732	56,889	54,970	17%	186,424	154,503	21%
Provision for loan losses	3,700	3,700	3,500	3,500	3,400		10,900	8,600
Fee revenue	12,146	11,976	11,758	11,373	12,396	(2)	35,880	34,775	3

Total revenue	72,817	70,597	67,990	64,762	63,966	14	211,404	180,678	17
Operating expenses	44,939	43,483	42,222	40,520	41,294	9	130,644	114,881	14

Income before taxes	27,878	27,114	25,768	24,242	22,672	23	80,760	65,797	23
Income taxes	10,465	10,185	9,729	9,012	8,374		30,379	24,285

Net income	$17,413	$16,929	$16,039	$15,230	$14,298	22	$50,381	$41,512	21

PERFORMANCE MEASURES
Per common share:
Basic earnings	$.43	$.42	$.40	$.39	$.37	16	$1.25	$1.08	16
Diluted earnings	.42	.41	.39	.38	.36	17	1.22	1.05	16
Cash dividends declared	.08	.08	.08	.07	.07	14	.24	.21	14
Book value	13.07	12.34	12.09	11.80	11.04	18	13.07	11.04	18
Tangible book value (2)	10.16	9.50	9.25	8.94	8.05	26	10.16	8.05	26
Key performance ratios:
Return on tangible equity (1)(2)(3)	17.29%	17.68%	17.66%	18.20%	18.90%		17.54%	19.30%
Return on equity (1)(3)	13.22	13.41	13.25	13.30	13.42		13.29	13.51
Return on assets (3)	1.09	1.10	1.09	1.05	1.01		1.09	1.03
Net interest margin (3)	4.30	4.34	4.33	4.20	4.17		4.32	4.12
Efficiency ratio	58.44	58.53	59.06	58.80	61.16		58.67	60.64
Dividend payout ratio	18.60	19.05	20.00	17.95	18.92		19.20	19.44
Equity to assets	8.04	7.95	8.04	7.69	7.46		8.01	7.60
Tangible equity to assets (2)	6.35	6.22	6.24	5.82	5.53		6.27	5.57

ASSET QUALITY
Allowance for loan losses	$60,901	$58,508	$55,850	$53,595	$51,888		$60,901	$51,888
Non-performing assets	9,347	8,805	8,367	12,995	13,565		9,347	13,565
Net charge-offs	1,307	1,042	1,245	1,793	1,385		3,594	3,908
Allowance for loan losses to loans	1.23%	1.22%	1.22%	1.22%	1.22%		1.23%	1.22%
Non-performing assets to total assets	.14	.14	.14	.22	.24		.14	.24
Net charge-offs to average loans (3)	.11	.09	.11	.16	.13		.10	.13

AVERAGE BALANCES
Loans	$4,865,886	$4,690,196	$4,505,494	$4,328,613	$4,169,170	17	$4,688,512	$3,970,937	18
Investment securities	1,029,981	1,039,707	1,038,683	1,004,966	1,008,687	2	1,036,092	983,889	5
Earning assets	5,942,710	5,758,697	5,574,712	5,383,096	5,239,195	13	5,760,055	5,016,702	15
Total assets	6,350,205	6,159,152	5,960,801	5,769,632	5,608,158	13	6,158,147	5,371,966	15
Deposits	5,085,168	4,842,389	4,613,810	4,354,275	4,078,437	25	4,848,849	3,884,733	25
Shareholders’ equity	510,791	489,821	478,960	443,746	418,459	22	493,307	408,399	21
Common shares outstanding:
Basic	40,223	40,156	40,088	39,084	38,345		40,156	38,272
Diluted	41,460	41,328	41,190	40,379	39,670		41,327	39,499

AT PERIOD END
Loans	$4,965,365	$4,810,277	$4,584,155	$4,398,286	$4,254,051	17	$4,965,365	$4,254,051	17
Investment securities	980,273	974,524	983,846	990,687	945,922	4	980,273	945,922	4
Earning assets	6,012,987	5,862,614	5,633,381	5,470,718	5,302,532	13	6,012,987	5,302,532	13
Total assets	6,455,290	6,331,136	6,070,596	5,865,756	5,709,666	13	6,455,290	5,709,666	13
Deposits	5,309,219	4,976,650	4,748,438	4,477,600	4,196,369	27	5,309,219	4,196,369	27
Shareholders’ equity	526,734	496,297	485,414	472,686	424,000	24	526,734	424,000	24
Common shares outstanding	40,269	40,179	40,119	40,020	38,383		40,269	38,383

(1)	Net income available to common shareholders, which excludes preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).

(2)	Excludes effect of acquisition related intangibles and associated amortization.

(3)	Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2006	2005	2006	2005

Interest revenue:
Loans, including fees	$106,688	$77,470	$296,133	$210,383
Investment securities:
Taxable	11,822	10,340	34,661	29,544
Tax exempt	474	520	1,497	1,573
Federal funds sold and deposits in banks	365	253	685	662

Total interest revenue	119,349	88,583	332,976	242,162

Interest expense:
Deposits:
Demand	10,255	5,187	26,398	13,093
Savings	226	223	680	565
Time	34,694	17,653	89,679	45,680

Total deposit interest expense	45,175	23,063	116,757	59,338
Federal funds purchased, repurchase agreements, & other short-term borrowings	2,254	1,651	5,814	3,723
Federal Home Loan Bank advances	5,828	7,181	18,837	19,403
Long-term debt	2,174	2,138	6,495	6,386

Total interest expense	55,431	34,033	147,903	88,850

Net interest revenue	63,918	54,550	185,073	153,312
Provision for loan losses	3,700	3,400	10,900	8,600

Net interest revenue after provision for loan losses	60,218	51,150	174,173	144,712

Fee revenue:
Service charges and fees	6,914	6,627	20,095	18,521
Mortgage loan and other related fees	1,928	2,367	5,149	5,592
Consulting fees	2,040	1,777	5,196	4,944
Brokerage fees	784	571	2,430	1,781
Securities losses, net	(382)	(153)	(385)	(155)
Other	862	1,207	3,395	4,092

Total fee revenue	12,146	12,396	35,880	34,775

Total revenue	72,364	63,546	210,053	179,487

Operating expenses:
Salaries and employee benefits	29,585	26,334	85,535	73,843
Communications and equipment	3,863	3,484	10,970	9,581
Occupancy	2,945	2,743	8,793	8,129
Advertising and public relations	1,882	1,683	5,718	4,745
Postage, printing and supplies	1,379	1,426	4,184	4,146
Professional fees	938	1,174	3,168	3,283
Amortization of intangibles	503	503	1,509	1,509
Other	3,844	3,947	10,767	9,645

Total operating expenses	44,939	41,294	130,644	114,881

Income before income taxes	27,425	22,252	79,409	64,606
Income taxes	10,012	7,954	29,028	23,094

Net income	$17,413	$14,298	$50,381	$41,512

Net income available to common shareholders	$17,408	$14,293	$50,366	$41,494

Earnings per common share:
Basic	$0.43	$0.37	$1.25	$1.08
Diluted	0.42	0.36	1.22	1.05
Dividends per common share	0.08	0.07	0.24	0.21
Weighted average common shares outstanding:
Basic	40,223	38,345	40,156	38,272
Diluted	41,460	39,670	41,327	39,499

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet

	September 30,	December 31,	September 30,
(in thousands, except share and per share data)	2006	2005	2005

	(unaudited)	(audited)	(unaudited)

ASSETS
Cash and due from banks	$130,038	$121,963	$139,147
Interest-bearing deposits in banks	16,032	20,607	28,935

Cash and cash equivalents	146,070	142,570	168,082
Securities available for sale	980,273	990,687	945,922
Mortgage loans held for sale	21,522	22,335	28,539
Loans, net of unearned income	4,965,365	4,398,286	4,254,051
Less allowance for loan losses	60,901	53,595	51,888

Loans, net	4,904,464	4,344,691	4,202,163
Premises and equipment, net	129,217	112,887	109,468
Accrued interest receivable	47,336	37,197	36,108
Goodwill and other intangible assets	120,430	118,651	119,154
Other assets	105,978	96,738	100,230

Total assets	$6,455,290	$5,865,756	$5,709,666

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$666,891	$602,525	$637,296
Interest-bearing demand	1,340,985	1,264,947	1,180,125
Savings	167,531	175,453	175,864
Time:
Less than $100,000	1,523,843	1,218,277	1,118,102
Greater than $100,000	1,248,738	895,466	790,784
Brokered	361,231	320,932	294,198

Total deposits	5,309,219	4,477,600	4,196,369
Federal funds purchased, repurchase agreements, & other short-term borrowings	56,026	122,881	163,646
Federal Home Loan Bank advances	412,572	635,616	775,251
Long-term debt	111,869	111,869	111,869
Accrued expenses and other liabilities	38,870	45,104	38,531

Total liabilities	5,928,556	5,393,070	5,285,666

Shareholders’ equity:
Preferred stock, $1 par value; $10 stated value; 10,000,000 shares authorized; 32,200, 32,200 and 37,200 shares issued and outstanding	322	322	372
Common stock, $1 par value; 100,000,000 shares authorized; 40,268,604, 40,019,853 and 38,407,874 shares issued	40,269	40,020	38,408
Common stock issuable; 22,741 and 9,948 shares as of September 30, 2006 and December 31, 2005, respectively	638	271	—
Capital surplus	199,773	193,355	153,712
Retained earnings	291,281	250,563	238,144
Treasury stock; 24,449 shares as of September 30, 2005, at cost	—	—	(671)
Accumulated other comprehensive loss	(5,549)	(11,845)	(5,965)

Total shareholders’ equity	526,734	472,686	424,000

Total liabilities and shareholders’ equity	$6,455,290	$5,865,756	$5,709,666

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended September 30,

	2006			2005
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,865,886	$106,559	8.69%	$4,169,170	$77,112	7.34%
Taxable securities (3)	984,189	11,822	4.80	960,513	10,340	4.31
Tax-exempt securities (1) (3)	45,792	780	6.81	48,174	856	7.10
Federal funds sold and other interest-earning assets	46,843	641	5.47	61,338	695	4.53

Total interest-earning assets	5,942,710	119,802	8.01	5,239,195	89,003	6.75

Non-interest-earning assets:
Allowance for loan losses	(60,606)			(51,278)
Cash and due from banks	116,004			108,784
Premises and equipment	125,423			106,347
Other assets (3)	226,674			205,110

Total assets	$6,350,205			$5,608,158

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Transaction accounts	$1,311,042	10,255	3.10	$1,164,563	5,187	1.77
Savings deposits	170,079	226	.53	175,833	223	.50
Time deposits less than $100,000	1,446,388	16,503	4.53	1,074,926	8,439	3.11
Time deposits greater than $100,000	1,162,207	14,382	4.91	736,217	6,779	3.65
Brokered deposits	340,301	3,809	4.44	307,531	2,435	3.14

Total interest-bearing deposits	4,430,017	45,175	4.05	3,459,070	23,063	2.65

Federal funds purchased & other borrowings	162,372	2,254	5.51	185,233	1,651	3.54
Federal Home Loan Bank advances	438,875	5,828	5.27	779,912	7,181	3.65
Long-term debt	111,869	2,174	7.71	111,869	2,138	7.58

Total borrowed funds	713,116	10,256	5.71	1,077,014	10,970	4.04

Total interest-bearing liabilities	5,143,133	55,431	4.28	4,536,084	34,033	2.98

Non-interest-bearing liabilities:
Non-interest-bearing deposits	655,151			619,367
Other liabilities	41,130			34,248

Total liabilities	5,839,414			5,189,699
Shareholders’ equity	510,791			418,459

Total liabilities and shareholders’ equity	$6,350,205			$5,608,158

Net interest revenue		$64,371			$54,970

Net interest-rate spread			3.73%			3.77%

Net interest margin (4)			4.30%			4.17%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal tax rate and the federal tax adjusted state tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $21.6 million and $2.2 million in 2006 and 2005, respectively, are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Nine Months Ended September 30,

	2006			2005
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,688,512	$295,778	8.43%	$3,970,937	$209,378	7.05%
Taxable securities (3)	988,504	34,661	4.68	934,691	29,544	4.21
Tax-exempt securities (1) (3)	47,588	2,463	6.90	49,198	2,589	7.02
Federal funds sold and other interest-earning assets	35,451	1,425	5.36	61,876	1,842	3.97

Total interest-earning assets	5,760,055	334,327	7.76	5,016,702	243,353	6.48

Non-interest-earning assets:
Allowance for loan losses	(57,716)			(49,681)
Cash and due from banks	122,603			98,615
Premises and equipment	120,664			104,079
Other assets (3)	212,541			202,251

Total assets	$6,158,147			$5,371,966

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Transaction accounts	$1,280,101	$26,398	2.76	$1,116,573	$13,093	1.57
Savings deposits	173,448	680	.52	175,302	565	.43
Time deposits less than $100,000	1,354,421	42,604	4.21	1,032,142	22,208	2.88
Time deposits greater than $100,000	1,068,376	36,938	4.62	663,751	16,663	3.36
Brokered deposits	327,877	10,137	4.13	322,028	6,809	2.83

Total interest-bearing deposits	4,204,223	116,757	3.71	3,309,796	59,338	2.40

Federal funds purchased & other borrowings	152,303	5,814	5.10	158,249	3,723	3.15
Federal Home Loan Bank advances	510,168	18,837	4.94	778,750	19,403	3.33
Long-term debt	111,868	6,495	7.76	111,868	6,386	7.63

Total borrowed funds	774,339	31,146	5.38	1,048,867	29,512	3.76

Total interest-bearing liabilities	4,978,562	147,903	3.97	4,358,663	88,850	2.73

Non-interest-bearing liabilities:
Non-interest-bearing deposits	644,626			574,937
Other liabilities	41,652			29,967

Total liabilities	5,664,840			4,963,567
Shareholders’ equity	493,307			408,399

Total liabilities and shareholders’ equity	$6,158,147			$5,371,966

Net interest revenue		$186,424			$154,503

Net interest-rate spread			3.79%			3.75%

Net interest margin (4)			4.32%			4.12%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal tax rate and the federal tax adjusted state tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $19.1 million in 2006 and pretax unrealized gains of $7,000 in 2005 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.